EXHIBIT 10.25


First National Bank
COMMERCIAL PLEDGE AND SECURITY AGREEMENT
Borrower:         BOATRACS, INC.; ET. AL.
         10676 SORRENTO VALLEY ROAD, #200
         SAN DIEGO, CA 92121
Grantor: Boatracs, Inc.
         10676 Sorrento Valley Road, #200
         San Diego, CA 92121
Lender:  FIRST NATIONAL BANK
         Corporate Banking
         P.O. Box 85625 (CS#5i)
         San Diego, CA 92186-5625

THIS COMMERCIAL PLEDGE AND SECURITY AGREEMENT Is entered Into among
 BOATRACS, INC. and ENERDYNE TECHNOLOGIES, INC.
(referred to below Individually and collectively as "Borrower"); Boatracs,
 Inc. (referred to below as "Grantor); and FIRST NATIONAL BANK (referred to below as "Lender").

GRANT OF SECURITY INTEREST. For valuable consideration, Grantor grants to Lender a security Interest In the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated In this Agreement with respect to the Collateral, In addition to all other rights which Lender may have by law.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement:

Agreement. The word "Agreement" means this Commercial Pledge and Security Agreement, as this Commercial Pledge and Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Pledge and Security Agreement from time to time.

Borrower. The word "Borrower" means each and every person or entity signing the Note, Including without limitation
BOATRACS, INC. and ENERDYNE TECHNOLOGIES, INC.

Collateral. The word "Collateral" means the following specifically described property, which Grantor has delivered or agrees to deliver (or cause to be delivered or appropriate book-entries made) Immediately to Lender, together with all Income and Proceeds as described below: 10000.000 shares of Oceantrac
Incorporated, Stock Certificate Number 2 1000000.000 shares of Enerdyne Technologies, Inc. Stock Certificate Number I In addition, the word "Collateral" Includes all property of Grantor, In the possession of Lender (or In the possession of a third party subject to the control of Lender), whether now or hereafter existing and whether tangible or Intangible In character, Including without limitation each of the following: (a) All property to which Lender acquires title or documents of title. (b) All property assigned to Lender. (c) All promissory notes, bills of exchange, stock certificates, bonds, savings passbooks, lime certificates of deposit, Insurance policies, and all other instruments and evidences of an obligation., (d) All records relating to any of the property described In this Collateral section, whether In the form of a writing, microfilm, microfiche, or electronic media.

Event of Default. The words "Event of Default mean and Include without limitation any of the Events of Default set forth below In the section titled 'Events of Default."

Grantor. The word "Grantor" means Boatracs, Inc. Any Grantor who signs this Agreement, but does not sign the Note, Is signing this Agreement only to grant a security Interest In Grantor's Interest In the Collateral to Lender and Is not personally liable under the Note except as otherwise provided by contract or law (e.g., personal liability under a guaranty or as a surely).

Guarantor. The word "Guarantor" means and Includes without limitation each and all of the guarantors, sureties, and accommodation parties In connection with the Indebtedness.

Income and Proceeds. The words Income and Proceeds" mean all present and future Income, proceeds, earnings, Increases, and substitutions from or for the Collateral of every kind and nature, Including without limitation all payments, Interest, profits, distributions, benefits, rights, options, warrants dividends, stock dividends, stock splits, stock rights, regulatory dividends, distributions, subscriptions, monies, claims for money due and to become due, proceeds of any Insurance on the Collateral, shares of stock of different par val0e or no par value Issued In substitution or exchange for shares Included In the Collateral, and all other property Grantor Is entitled to receive on account of such Collateral, Including accounts, documents, Instruments, chattel paper, and general Intangibles.

Indebtedness. The word "Indebtedness" means the Indebtedness evidenced by the Note, Including all principal and Interest, together with all other Indebtedness and costs and expenses for which Borrower or Grantor Is responsible under this Agreement or under any of the Related Documents. In addition, the word "Indebtedness" Includes all other obligations, debts and liabilities plus interest thereon, of Borrower, or any one or more of them, to Lender, as well as all claims by Lender against Borrower, or any one or more 61 them, whether existing now or later; whether they are voluntary or involuntary, due or not due, direct or Indirect, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable Individually or jointly with others; whether Borrower may be obligated as guarantor, surely, accommodation party or otherwise; whether recovery upon such Indebtedness may be or hereafter may become barred by any statute of limitations; and whether such Indebtedness may be or hereafter may become otherwise unenforceable. (initial Here

Lender. The word "Lender" means FIRST NATIONAL BANK, Its successors and assigns. Note. The word "Note" means the notes dated December 29, 1998, In the principal amounts of $760,000.00 and $4,250,000.00 from BOATRACS, INC. to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of and substitutions for the note.

Obligor. The word "Obligor" means and Includes without limitation any and all persons or entities obligated to pay money or to perform some other act under the Collateral.

Related Documents. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust and all other Instruments, agreements and documents whether now or hereafter existing, executed In connection with the Indebtedness.

BORROWER'S WAIVERS AND RESPONSIBILITIES. Except as otherwise required under this Agreement or by applicable law, (a) Borrower agrees that lender need not tell Borrower about any action or inaction Lender takes in connection with this Agreement; (b) Borrower assumes the responsibility for being and keeping informed about the Collateral; and (c) Borrower waives any defenses that may arise because of any action or inaction of Lender, Including without limitation any failure of Lender to realize upon the Collateral or any delay by lender in realizing upon the Collateral; and Borrower agrees to remain liable under the Note no matter what action Lender takes or fails to take under this Agreement.

GRANTOR'S REPRESENTATIONS AND WARRANTIES. Grantor warrants that: (a) this Agreement is executed at Borrower's request and not at the request of Lender;
(b) Grantor has the full right, power and authority to enter into this Agreement and to pledge the Collateral to Lender; (c) Grantor has established adequate means of obtaining from Borrower on a continuing basis Information about Borrower's financial condition; and (d) Lender has made no representation to Grantor about Borrower or Borrower's creditworthiness.

GRANTOR'S WAIVERS. Except as prohibited by applicable law, Grantor waivers any right to require Lender to (a) make any presentment, protest, demand, or notice of any kind, including notice of change of any terms of repayment of the indebtedness, default by Borrower or any other guarantor or surety, any action or nonaction taken by Borrower, Lender, or any other guarantor or surety of Borrower, or the creation of new or additional indebtedness, (b) proceed against any person, including Borrower, before proceeding against Grantor;(c) proceed against any collateral for the indebtedness, including Borrower's collateral, before proceeding against Grantor;(d) apply any payments or proceeds received against the indebtedness in any order; (e) give notice of the terms, time and place of any sale of any collateral pursuant to the Uniform Commercial Code or any other law governing such sale;(f) disclose any information about the indebtedness, the Borrower, any collateral, or any other guarantor or surety or about any action or nonaction of Lender; or (g)pursue any remedy or course of action in Lender's power whatsoever.

Grantor also waives any and all rights or defenses arising by reason of (h) any disability or other defense of Borrower, any other guarantor or surety or any other person; (I) the cesiation from any cause whatsoever, other than payment In full, of the Indebtedness; 0) the application of proceeds of the Indebtedness by Borrower for purposes other than the purposes understood and Intended by Grantor and Lender; (k) any act of omission or commission by Lender which directly or Indirectly results In or contributes to the discharge of Borrower or any other guarantor or surety, or the Indebtedness, or the loss or release of any collateral by operation of law or otherwise; (1) any statute of limitations In any action under this Agreement or on the Indebtedness; or (m) any modification or change In terms of the Indebtedness, whatsoever, Including without limitation, the renewal, extension, acceleration, or other change In the time payment of the Indebtedness Is due and any change in the Interest rate. Grantor waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Grantor's rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the California Code of Civil Procedure, or otherwise. This waiver includes, without limitation, any loss of rights Grantor may suffer by reason of any rights or protections of Borrower in connection with any anti-deficiency laws, or other laws limiting or discharging the Indebtedness or Borrower's obligations (including, without limitation, Section 726, 580a, 580b, and 580d of the California Code of Civil Procedure). Grantor waives all rights and protections of any kind which Grantor may have for any reason, which would affect or limit the amount of any recovery by Lender from Grantor following a nonjudicial sale or judicial foreclosure of any real or personal property security for the Indebtedness Including, but not limited to, the right to any fair market value hearing pursuant to California Code of Civil Procedure Section 580a.

Grantor understands and agrees that the foregoing waivers are waivers of substantive rights and defenses to which Grantor might otherwise be entitled under slate and federal law. The rights and defenses waived include, without limitation, those provided by California laws of suretyship and guaranty, anti-deficiency laws, and the Uniform Commercial Code. Grantor acknowledges that Grantor has provided these waivers of rights and defenses with the intention that they be fully relied upon by Lender. Until all Indebtedness is paid In full, Grantor waives any right to enforce any remedy Lender may have against Borrower or any other guarantor, surety, or other person, and further, Grantor waives any right to participate in any collateral for the Indebtedness now or hereafter held by Lender.

If now or hereafter (a) Borrower shall be or become insolvent, and (b) the Indebtedness shall not at all times until paid be fully secured by collateral pledged by Borrower, Grantor hereby forever waives and relinquishes In favor of Lender and Borrower, and their respective successors, any claim or right to payment Grantor may now have or hereafter have or acquire against Borrower, by subrogation or otherwise, so that at no time shall Grantor be or become a "creditor" of Borrower within the meaning of 11 U.S.C. section 547(b), or any successor provision of the Federal bankruptcy laws.

RIGHT OF SETOFF. Grantor hereby grants Lender a contractual security interest in and hereby assigns, convoys, delivers, pledges, and transfers all of Grantor's right, title and interest in and to Grantor's accounts with Lender (whether checking, savings, or some other account), including all accounts held jointly with someone also and all accounts Grantor may open in the future, excluding, however, all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Grantor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all Indebtedness against any and all such accounts.

GRANTOR'S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. Grantor
 represents and warrants to Lender
that:
Ownership. Grantor is the lawful owner of the Collateral free and clear of all security interests, liens,
encumbrances and claims of others except as disclosed to and accepted by Lende in writing prior to execution of this
Agreement.
Right to Pledge. Grantor has the full right, power and authority to enter into this Agreement and to pledge the Collateral.
Binding Effect. This Agreement is binding upon Grantor, as well as Grantor's heirs, successors, representatives and
assigns, and is legally enforceable in accordance with its terms.

No Further Assignment. Grantor has not, and will not, sell, assign, transfer, encumber or otherwise dispose of any of Grantor's rights in the Collateral except as provided In this Agreement.

No Defaults. There are no defaults existing under the Collateral, and there are no offsets or counterclaims to the same. Grantor will strictly and promptly perform each of the terms, conditions, covenants and agreements contained in the Collateral which are to be performed by Grantor, if any.

No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement.

LENDER'S RIGHTS AND OBLIGATIONS WITH RESPECT TO COLLATERAL. Lender may hold the Collateral until all the Indebtedness has been paid and satisfied and thereafter may deliver the Collateral to any Grantor. Lender shall have the following rights In addition to all other rights it may have by law:

Maintenance and Protection of Collateral. Lender may, but shall not be obligated to, take such steps as it deems necessary or desirable to protect, maintain, insure, store, or care for the Collateral, including payment of any liens or claims against the Collateral. Lender may charge any cost incurred in so doing to Grantor.

Income and Proceeds from the Collateral. Lender may receive all Income and Proceeds and add it to the Collateral. Grantor agrees to deliver to Lender immediately upon receipt, in the exact form received and without commingling with other property, all Income and Proceeds from the Collateral which may be received by, paid, or delivered to Grantor or for Grantor's account, whether as an addition to, in discharge of, in substitution of, or in exchange for any of the Collateral.

Application of Cash. At Lender's option, Lender may apply any cash, whether included in the Collateral or received as Income and Proceeds or through liquidation, sale, or retirement, of the Collateral, to the satisfaction of the Indebtedness or such portion thereof as Lender shall choose, whether or not matured.

Transactions with Others. Lender may (a) extend time for payment or other performance,(b)grant a renewal or change in terms or conditions, or (c) compromise, compound or release any obligation, with any one or more Obligors, endorsers, or Guarantors of the Indebtedness as Lender deems advisable, without obtaining the prior written consent of Grantor, and no such act or failure to act shall affect Lender's rights against Grantor or the Collateral.

All Collateral Secures Indebtedness. All Collateral shall be security for the Indebtedness, whether the Collateral Is located at one or more offices or branches of Lender and whether or not the office or branch where the Indebtedness is created is aware of or relies upon the Collateral. Collection of Collateral. Lender, at Lender's option may, but need not, collect directly from the Obligors on any of the Collateral all Income and Proceeds or other sums of money and other property due and to become due under the Collateral, and Grantor authorizes and directs the Obligors, if Lender exercises such option, to pay and deliver to Lender all Income and Proceeds and other sums of money and other property payable by the terms of the Collateral and to accept Lender's receipt for the payments.

Power of Attorney. Grantor irrevocably appoints Lender as Grantor's attorney-in-fact, with full power of substitution, (a) to demand, collect, receive, receipt for, sue and recover all Income and Proceeds and other sums of money and other property which may now or hereafter become due, owing or payable from the Obligors in accordance with the terms of the Collateral; (b) to execute, sign and endorse any and all instruments, receipts, checks, drafts and warrants issued in payment for the Collateral; (c) to settle or compromise any and all claims arising under the Collateral, and in the place and stead of Grantor, execute and deliver Grantor's release and acquittance for Grantor; (d) to file any claim or claims or to take any action or institute or take part in any proceedings, either in Lender's own name or in the name of Grantor, or otherwise, which in the discretion of Lender may seem to be necessary or advisable; and (e) to execute in Grantor's name and to deliver to the Obligors on Grantor's behalf, at the time and in the manner specified by the Collateral, any necessary instruments or documents.

Perfection of Security Interest. Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral. When applicable law provides more than one method of perfection of Lender's security interest, Lender may choose the method(s) to be used. Upon request of Lender, Grantor will sign and deliver any writings necessary to perfect Lender's security interest. If the Collateral consists of securities for which no certificate has been issued, Grantor agrees, at Lender's option, either to request issuance of an appropriate certificate or to execute appropriate instructions on Lender's forms instruction the issuer, transfer agent, mutual fund company, or broker, as the case may be, to record on its books or records, by book-entry or otherwise, Lender's security interest in the Collateral. Grantor hereby appoints Lender as Grantor's irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Agreement. This is a continuing Security Agreement and will continue in effect even though all or any part of the Indebtedness is paid in full and even though for a period of time Borrower may not be indebted to Lender.

EXPENDITURES BY LENDER. If not discharged or paid when due, Lender may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by grantor under this Agreement, including without limitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral. Lender also may (but shall not be obligated to) pay all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses shall become a part of the Indebtedness and, at Lenders option, will
(a) be payable on demand, (b) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (i) the term of any applicable insurance policy or (ii) the remaining term of the Note, or (c) be treated as a balloon payment which will be due and payable at the Note's maturity. This Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

LIMITATIONS ON OBLIGATIONS OF Lender. Lender shall use ordinary reasonable care in the physical preservation and custody of the Collateral in Lender's possession, but shall have no other obligation to protect the Collateral or its value. In particular, but without limitation, Lender shall have no responsibility for (a) any depreciation in value of the Collateral or for the collection or protection of any Income and Proceeds from the Collateral, (b) preservation of rights against parties to the Collateral or against third persons, (c) ascertaining any maturates, calls, conversions, exchanges, offers, tenders, or similar matters relating to any of the Collateral, or (d) informing Grantor about any of the above, whether or not Lender has or is deemed to have knowledge of such matters. Except as provided above, Lender shall have no liability for depreciation or deterioration of the Collateral.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement: Default on Indebtedness. Failure of Borrower to make any payment on the Indebtedness within five (5) days following the original due date. Other Defaults. Failure of Borrower or Grantor to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or failure of Borrower to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default In Favor of Third Parties. Should Borrower or any Grantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement favor of any other creditor or person that may materially affect any of Borrower's properly or Borrower's or any Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower or Grantor under this Agreement, the Note or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished. Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral documents to create a valid and perfected security Interest or lien) at any time and for any reason.

Insolvency. Continued in paragraph entitled "Additional Provision" The dissolution or termination of Borrower or Grantor's existence as a going business, the appointment of a receiver for any part of Borrower or Grantor's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or Insolvency laws by or against Borrower or Grantor.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or Grantor or by any governmental agency against the Collateral or any other collateral securing the Indebtedness. This Includes a garnishment of any of Borrower or Grantor's deposit accounts with Lender. However, this Event of Default shall not apply If there Is a good faith dispute by Borrower or Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and If Borrower or Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, In an amount determined by Lender, In Its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or such Guarantor dies or becomes Incompetent. Lender, at its option, may, but shall not be required to, permit the Guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure the

Event of Default.
Adverse Change. A material adverse change occurs In Borrower's financial condition, or Lender reasonably believes the prospect of payment or performance of the Indebtedness Is Impaired. Right to Cure. It any default, other than a Default on Indebtedness, Is curable and If Borrower or Grantor has not been given a prior notice of a breach of the same provision of this Agreement, It may be cured (and no Event of Default will have occurred) If Borrower or Grantor, after Lender sends written notice demanding cure of such default, (a) cures the default within ten (10) days; or (b), If the cure requires more than ten (10) days, Immediately Initiates steps which Lender deems In Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, Lender may exercise any one or more of the following rights and remedies: Accelerate Indebtedness. Declare all Indebtedness, Including any prepayment penalty which Borrower would be required to pay, Immediately due and payable, without notice of any kind to Borrower or Grantor. Collect the Collateral. Collect any of the Collateral and, at Lender's option and to the extent permitted by applicable law, retain possession of the Collateral while suing on the Indebtedness. Sell the Collateral. Sell the Collateral, at Lender's discretion, as a unit or In parcels, at one or more public or private sales. Unless the Collateral Is perishable or threatens to decline speedily In value or Is of a type customarily sold on a recognized market, Lender shall give or mail to Grantor, or any of them, notice at least ten (10) days In advance of the time and place of any public sale, or of the date after which any private sale may be made. Grantor agrees that any requirement of reasonable notice Is satisfied If Lender mails notice by ordinary mail addressed to Grantor, or any of them, at the last address Grantor has given Lender in writing. If a public sale Is held, there shall be sufficient compliance with all requirements of notice to the public by a single publication In any newspaper of general circulation In the county where the Collateral Is located, selling forth the time and place of sale and a brief description of the properly to be sold. Lender may be a purchaser at any public sale.

Register Securities. Register any securities Included In the Collateral In
 Lender's name and exercise any rights
normally Incident to the ownership of securities.

Sell Securities. Sell any securities Included In the Collateral In a manner consistent with applicable federal and state securities laws, notwithstanding any other provision of this or any other agreement. If, because of restrictions under such laws, Lender Is or believes It Is unable to sell the securities In an open market transaction, Grantor agrees that Lender shall have no obligation to delay sale until the securities can be registered, and may make a private sale to one or more persons or to a restricted group of persons, even though such sale may result In a price that Is less favorable than might be obtained In an open market transaction, and such a sale shall be considered commercially reasonable. If any securities held as Collateral are "restricted securities" as defined In the Rules of the Securities and Exchange Commission (such as Regulation D or Rule 144) or state securities departments under state "Blue Sky" laws, or If Borrower or Grantor Is an affiliate of the Issuer of the securities, Borrower and Grantor agree that neither Grantor nor any agent of Grantor will sell or dispose of any securities of such Issuer without obtaining Lender's prior written consent.

Foreclosure. Maintain a judicial suit for foreclosure and sale of the Collateral.

Transfer Title. Effect transfer of title Upon sale of all or part of the Collateral. For this purpose, Grantor Irrevocably appoints Lender as Its attorney-In-fact to execute endorsements, assignments and Instruments In the name of Grantor and each of them (if more than one) as shall be necessary or reasonable.

Other Rights and Remedies. Have and exercise any or all of the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, at law, in equity, or otherwise.

Application of Proceeds. Apply any cash which Is part of the Collateral, or which Is received from the collection or sale of the Collateral, to reimbursement of any expenses, including any costs for registration of securities, commissions incurred in connection with a sale, attorney fees as provided below, and court costs, whether or not there is a lawsuit and including any fees on appeal, incurred by Lender in connection with the collection and sale of such Collateral and to the payment of the indebtedness of Borrower to Lender, with any excess funds to be paid to Grantor as the interests of Grantor may appear. Borrower agrees, to the extent permitted by law, to pay any deficiency after application of the proceeds of the Collateral to the indebtedness.

Cumulative Remedies. All of Lender's rights and remedies, whether evidence by this Agreement or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and to exercise its remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:
Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Applicable Law. This Agreement has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit, Borrower and Grantor agree upon Lender" request to submit to the jurisdiction of the courts of San Diego County, the State of California. Lender, Borrower and Grantor hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender, Borrower or Grantor against the Other (Initial Here). This Agreement shall be governed by and construed in accordance with the laws of the State of California.

Attorneys' Fees; Expenses. Borrower and Grantor agree to pay upon demand all of Lender's costs and expenses, Including attorneys' fees and Lender's legal expenses, Incurred In connection with the enforcement of this Agreement. Lender may pay someone else to help enforce this Agreement, and Borrower and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses Include Lender's attorneys' fees and legal expenses whether or not there Is a lawsuit, Including attorneys'fees and legal expenses for bankruptcy proceedings (and Including efforts to modify or vacate any automatic stay or Injunction), appeals, and any anticipated post-judgment collection services. Borrower and Grantor also shall pay all court costs and such additional fees as may be directed by the court. Caption Headings. Caption headings In this Agreement are for convenience purposes only and are not to be used to Interpret or define the provisions of this Agreement.

Multiple Parties; Corporate Authority. All obligations of Borrower and Grantor under this Agreement shall be joint and several, and all references to Borrower shall mean each and every Borrower, and all references to Grantor shall mean each and every Grantor. This means that each of the persons signing below Is responsible for all obligations In this Agreement. Notices. All notices required to be given under this Agreement shall be given In writing, may be sent by telefacsimile (unless otherwise required by law), and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited In the United States mail, first class, postage prepaid, addressed to the party to whom the notice Is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice Is to change the party's address. To the extent permitted by applicable law, If there Is more than one Borrower or Grantor, notice to any Borrower or Grantor will constitute notice to all Borrower and Grantors. For notice purposes, Borrower and Grantor will keep Lender Informed at all limes of Borrower and Grantor's current address(es).

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be Invalid or unenforceable as to any person or circumstance, such finding shall not tender that provision Invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, It shall be stricken and all other provisions of this Agreement In all other respects shall remain valid and enforceable.

Successor Interests. Subject to the limitations set forth above on transfer of the Collateral, this Agreement shall be binding upon and Inure to the benefit of the parties, their successors and assigns.

Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver Is given in writing and signed by Lender. No delay or omission on the part of Lender In exercising any right shall operate as a waiver of such right or any other fight. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender Is required under this Agreement, the granting of such consent by Lender In any Instance shall not constitute continuing consent to subsequent instances where such consent Is required and In all cases such consent may be granted or withheld In the sole discretion of Lender.

ADDITIONAL PROVISION. Unless in the event of an involuntary bankruptcy, proceeding, attachment, garnishment or appointment of receiver, such proceedings shall be dismissed or vacated within sixty (60) days. BORROWER AND GRANTOR
ACKNOWLEDGE HAVING READ ALL THE PROVISIONS OF THIS PLEDGE AND SECURITY AGREEMENT, AND BORROWER AND GRANTOR AGREE TO ITS TERMS. THIS AGREEMENT IS DATED DECEMBER 29,1998.

BORROWER
(SEAL)
/S/Jon Gilbert, President/Chief Executive Officer/Director
(SEAL)
/S/Michael Silverman, Chairman of the Board/Director
Jon Gilbert, President
Curt McLeland, Chief Financial Officer/secretary
(SEAL)
GRANTOR:
Jon Gilbert, President/Chief Executive Officer/Director
(SEAL)
Michael Silverman, Chairman of the Board/Director
ATTEST:
Secretary or Assistant Secretary
(Corporate Seal)